SELLERS & ANDERSEN, L.L.C.

941 East 3300 South, Suite 202

Certified Public Accountants and Business Consultants

       Salt Lake City, Utah 84106

Member SEC Practice Sections of the AICPA

           Telephone 801 486-0096

        Fax 801 486-0098

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for Health Enhancement Products, Inc., of our report dated March 10, 2003, relating to the financial statements of Health Enhancement Products, Inc.  f/k/a Western Glory Hole, Inc., as of December 31, 2002.

Very truly yours,

/s/ Sellers & Andersen, L.L.C.

February 11, 2004